EXHIBIT 99.8

MEDGENESIS INC.
INCOME STATEMENTS
 (IN THOUSANDS EXCEPT PER SHARE INFORMATION)

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                                   Three months ended     Nine months ended                       Year ended
                                  --------------------  --------------------  -----------------------------------------------------
                                   March 31,  April 2,   March 31,  April 2,   July 2,    July 3,    June 27,   June 28,   June 30,
                                     2000      1999        2000      1999       1999       1998        1997       1996       1995
-----------------------------------------------------------------------------------------------------------------------------------
                                       (Unaudited)           (Unaudited)                                            (Unaudited)
Revenues                             $8,083    $7,638    $24,980    $22,723    $29,789    $25,041    $28,964    $28,975    $13,953
Cost of revenues                      4,948     4,287     15,038     11,497     15,855      9,345     13,699     16,716      9,468
                                     ------    ------    -------    -------    -------    -------    -------    -------    -------
   Gross profit                       3,135     3,351      9,942     11,226     13,934     15,696     15,265     12,259      4,485

Operating expenses
   Selling and marketing              1,231     1,209      3,839      3,403      4,507      3,830      3,085      3,003      1,733
   Research and development             316       254        934        642        934        377        511        348        182
   General and administrative         1,021       767      2,827      2,068      2,822      2,265      3,486      1,421        890
                                     ------    ------    -------    -------    -------    -------    -------    -------    -------
     Total operating expenses         2,568     2,230      7,600      6,113      8,263      6,472      7,082      4,772      2,805
Income from operations                  567     1,121      2,342      5,113      5,671      9,224      8,183      7,487      1,680
   Other income                         474        --        474         --         --         --         --         --         --
                                     ------    ------    -------    -------    -------    -------    -------    -------    -------
Income before taxes                   1,041     1,121      2,816      5,113      5,671      9,224      8,183      7,487      1,680
   Income tax expense                   406       437      1,098      1,994      2,212      3,553      3,161      2,845        638
                                     ------    ------    -------    -------    -------    -------    -------    -------    -------
Net income                           $  635    $  684    $ 1,718    $ 3,119    $ 3,459    $ 5,671    $ 5,022    $ 4,642    $ 1,042
                                     ======    ======    =======    =======    =======    =======    =======    =======    =======


Pro forma net income per share
   Basic earnings per share (a)      $ 0.16    $ 0.17    $  0.42    $  0.77    $  0.86    $  1.42    $  1.25    $  1.14    $  0.27
   Basic weighted average
      shares                          4,044     4,036      4,044      4,036      4,032      3,985      4,006      4,074      3,895

   Diluted earnings per share (a)    $ 0.16    $ 0.17    $  0.42    $  0.76    $  0.85    $  1.39    $  1.19    $  1.06    $  0.25
   Diluted weighted average
      shares                          4,044     4,074      4,044      4,088      4,085      4,074      4,220      4,379      4,204

(a) Basic and diluted pro forma earnings per share has been calculated using pro forma basic and diluted weighted average shares outstanding for each of the periods presented. Pro forma basic weighted average shares have been calculated by adjusting Chronimed's historical basic weighted average shares outstanding for the applicable period to reflect the number of MEDgenesis shares that would have been outstanding at the time assuming the distribution of one share of MEDgenesis common stock for three shares of Chronimed common stock. Pro forma diluted weighted average shares for MEDgenesis reflect an estimate of the potential dilutive effect for common stock equivalents. Such estimate is calculated based on Chronimed's dilutive effect of stock options divided by three to reflect the distribution ratio.

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